UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2013

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Officers and new Directors.

Effective January 8, 2013, the Company appointed Gary Babbitt, age 57 and Larry Kornze, age 63, to the Board of Directors.

Following is a brief description of Messrs. Babbitt and Kornze’s business experience:

Gary Babbitt is currently a director of U.S. Antimony (NYSE Amex: UAMY).  Mr. Babbitt currently serves as Chair of the UAMY Audit Committee, Compensation Committee, Governance and Nomination Committee, and Member of the Board Executive Committee.  His experience also includes a Partnership at Hawley, Troxell, Ennis, Hawley LLP from 1978 to 2010, while serving as Of Counsel from 2010-2012, with an emphasis in natural resources and environment law. Mr. Babbitt graduated with a Bachelor of Arts from the College of Idaho and a Juris Doctor from University of Chicago Law School.

Larry Kornze is a geological engineer with over 45 years experience in the precious metals industry, most notably as General Manager of Exploration and U.S. Exploration Manager for Barrick Gold Corporation (NYSE: ABX) from 1987 to 2001, on projects world-wide. Mr. Kornze has a B.Sc. Geological Engineering, Colorado School of Mines, and is a Professional Engineer of the Province of British Columbia. He also serves as a director of other Toronto Stock Exchange Venture listed mining companies.

There have been no transactions between Messrs. Babbitt, Kornze and the Company during the prior fiscal year required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Messrs. Babbitt, Kornze and any officer or Director of the Company. There are no arrangements or understandings between Messrs. Babbitt, Kornze and any other person pursuant to which Messrs. Babbitt and Kornze were appointed as Directors. There are no transactions in which Messrs. Babbitt and Kornze had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The compensation for Messrs. Babbitt and Kornze as non-employee directors will be determined by the Compensation Committee or Board of Directors.

On January 8, 2013, the Board of Directors unanimously appointed Larry Thackery, age 53 as the Company’s Chief Financial Officer.

Mr. Thackery has a background in corporate planning, financial analysis, and financial reporting.  He is an experienced accounting controller and operations manager for a variety of successful companies headquartered in the western U.S. including Mrs. Fields Cookies, the Snug, and Midwest Environmental Resources based in Fulton, Kentucky.

Mr. Thackery commenced his employment with the Company on January 14, 2013, as the Chief Financial Officer. There was no written employment contract nor did the Company and Thackery enter into any other written employment agreement in connection with his recent appointment as Chief Financial Officer. The term of the Employment relationship is at the will of the parties. Either Mr. Thackery or the Company can terminate the relationship at any time, with or without notice and with or without cause.

Section 8 – Other Events

Item 8.01 Other Events

On January 18, 2013, the Company issued the press release attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d)

Exhibits

99.1	Press Release, issued by the Company on January 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ ERIC T. JONES

  -------------------------------------------------

Eric T. Jones

President, Director and Chief Executive Officer

Date:  January 18, 2013